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EXHIBIT 10.6

STATE OF NORTH CAROLINA
                                            SUPPLEMENTAL DEFINED
COUNTY OF MECKLENBURG                       BENEFIT PLAN


         THIS PLAN is made and entered into effective as of the 31st day of December, 1999, by and between PARK MERIDIAN BANK, a state banking association organized under the laws of North Carolina with its principal offices and place of business in the State of North Carolina (hereinafter referred to as the "Corporation"), and KEVIN KENNELLY, an individual residing in the State of North Carolina (hereinafter referred to as "the Employee").

                          W I T N E S S E T H  T H A T:

         WHEREAS, the Employee is employed by the Corporation;

         WHEREAS, the Employee has provided valuable services to the Corporation;

         WHEREAS, the Corporation recognizes the valuable services performed by the Employee and the benefits that have inured to the Corporation as a result of such service and wishes to encourage the Employee's continued employment and service to the Corporation;

         WHEREAS, the Employee wishes to be assured that the Employee or the Employee's designated beneficiary will be entitled to a certain amount of additional compensation for some definite period of time from and after the Employee's retirement from active service with the Corporation, or other termination of such employment whether by reason of disability, death or otherwise; and

         WHEREAS, the parties hereto wish to document the terms and conditions upon which the Corporation agrees to pay such additional compensation to the Employee or the Employee's designated beneficiary after the Employee's retirement, disability, death or such other termination of employment.

         NOW, THEREFORE, in consideration of the Employee's past services to the Corporation and in consideration of the Employee remaining in its employ until termination of such employment whether by reason of retirement, early retirement, disability, death or otherwise, and other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       Definitions

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1.1      "Beneficiary" means with respect to the Employee, the person or persons who are designated to receive payments under the Plan as provided herein. Such Beneficiary shall be initially designated by the Employee on the Beneficiary Designation form attached hereto as "Attachment A" and incorporated herein by reference.

1.2 "Change in Control" means (i) the merger of the Corporation with any other corporation or banking association as a result of which the holders of the voting securities of the Corporation outstanding immediately prior to such event would receive or retain less than fifty percent (50%) of the outstanding voting securities of the resulting or surviving entity of such merger; (ii) the acquisition of more than twenty percent (20%) of the outstanding voting securities of the Corporation (calculated on a fully diluted basis) by any person; or
         (iii) the sale of more than fifty percent (50%) in value of the assets of the Corporation. For purposes of this Section 1.2, a "person" shall mean: (i) an individual or a corporation, partnership (limited or general), trust, limited liability company, business trust, association (mutual or stock, and including a mutual holding company), joint venture, pool, syndicate, unincorporated organization or any other form of entity; and (ii) any Affiliate of any individual or entity listed in item (i). "Affiliate" shall mean any person who controls, is under common control with, or is controlled by the person to whom reference is being made; and for the purposes of the definition of Affiliate, control shall be deemed to exist in a person who beneficially owns ten percent (10%) or more of the outstanding equity interests (or options, warrants or other rights to acquire such equity interests) of another person.

1.3 "Corporation" means PARK MERIDIAN BANK, a state banking association organized under the laws of North Carolina, or any successor thereto and its subsidiaries.

1.4      "Death Benefit" means an amount equal to $8,315.00.

1.5 "Early Retirement" means the termination of the Employee's employment with the Corporation prior to the Normal Retirement Date for any reason other than on account of the Employee's death.

1.6 "Early Retirement Benefit" means an amount equal to the Employee's Normal Retirement Benefit multiplied by the percentage in Column B of the table below which corresponds to the number of years subsequent to the Entry Date in which the Employee was employed full-time by the Corporation ("years employed") in Column A of the table below. In determining the number of years employed, (i) the first day of such calculation shall be the Entry Date, and the last day shall be the Employee's retirement or termination date, and (ii) for any partial years, the increase in the Percentage

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         of Normal Retirement Benefit in Column B shall be divided by four (4)
         and the Percentage of Normal Retirement Benefit shall be increased by one-fourth (1/4) of such increase in the Percentage of Normal Retirement Benefit for such partial year for each partial quarter of the partial year in which the Employee was employed full-time by the Corporation.

         COLUMN A                              COLUMN B


                      Years Employed                     Percentage of Normal
                 Subsequent to Entry Date                Retirement Benefit
                 ------------------------                ------------------


                       Less than 1                                  8.72
                                 1                                 20.40
                                 2                                 31.18
                                 3                                 41.14
                                 4                                 50.35
                                 5                                 58.86
                                 6                                 66.22
                                 7                                 73.02
                                 8                                 79.30
                                 9                                 85.11
                                10                                 90.48
                                11                                 95.42
                                12                                   100


         In the event of a Change in Control between the Entry Date and the five
(5) year anniversary of the Entry Date, for purposes of determining the Employee's Early Retirement Benefit, (i) if the Early Retirement Date occurs prior to the five (5) year anniversary of the Entry Date, the number of years subsequent to the Entry Date in which the Employee was employed full-time by the Corporation shall be deemed to be five (5), regardless of the actual number of years employed, and (ii) if the Early Retirement Date occurs after the five (5) year anniversary of the Entry Date, on the five (5) year anniversary of the Entry Date the number of years subsequent to the Entry Date in which the Employee was employed full-time by the Corporation shall be deemed to be thirteen (13), regardless of the actual number of years employed. In the event of Change in Control after the five (5) year anniversary of the Entry Date, for purposes of determining the Employee's Early Retirement Benefit, the number of years subsequent to the Entry Date in which the Employee was employed full-time by the Corporation shall be deemed to be thirteen (13), regardless of the actual number of years employed.

         In the event the Employee's Amended and Restated Employment and Stock Option Agreement entered into between the Employee and the Corporation on January 1, 1998 is not renewed for any reason at the end of its five (5) year term, for purposes of determining the Employee's Early Retirement Benefit, the number of

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years subsequent to the Entry Date in which the Employee was employed full time by the Corporation shall be deemed to be five (5), regardless of the actual number of years employed.

1.7 "Early Retirement Date" means the first day of the month following the month during which the Employee attains Early Retirement.

1.8      "Entry Date" means the effective date of this Plan.

1.9      "Employee" means KEVIN KENNELLY.

1.10 "Fiscal Year" shall mean the twelve month period beginning on January 1 of each year.

1.11     "Normal Retirement Age" means age sixty-two (62).

1.12     "Normal Retirement Benefit" means an amount equal to $8,315.00.

1.13 "Normal Retirement Date" means the later of the first day of the month following the month during which the Employee attains his Normal Retirement Age or the first day of the month following the Employee's retirement after attaining of his Normal Retirement Age.

1.14 "Plan" means the Supplemental Defined Benefit Plan of the Corporation and its successors as described herein as the same may hereafter from time to time be amended.

2.       PAYMENT OF BENEFITS

2.1 Normal Retirement. If the Employee is actively and continuously employed by the Corporation on a full-time basis from his Entry Date until he attains his Normal Retirement Age, then the Corporation will make a series of payments to the Employee, each such payment to be equal to the Employee's Normal Retirement Benefit. The first such payment shall be made on the Normal Retirement Date and the remaining payments shall be made on the first day of each succeeding month until One-Hundred Twenty (120) payments have been made. If the Employee dies before all of the payments due to him have been made, the remaining payments shall be made to the Beneficiary. If the Beneficiary dies before receiving all the payments due to the Beneficiary, then the remaining payments shall be made to the personal representative of the Beneficiary's estate.

2.2 Early Retirement. In the event of the Employee's Early Retirement, the Corporation will make a series of payments to the Employee, each such

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         payment to be equal to the Employee's Early Retirement Benefit. The first such payment shall be made on the Employee's Early Retirement Date and the remaining payments shall be made on the first day of each succeeding month until One-Hundred Twenty (120) payments have been made. If the Employee dies before receiving all of the payments due to him, then the remaining payments shall be made to the Beneficiary. If the Beneficiary dies before receiving all the payments due to the Beneficiary, then the remaining payments shall be made to the personal representative of the Beneficiary's estate.

2.3 If the Employee's employment with the Corporation is terminated on account of his death before his Normal Retirement Date, then the Corporation will make a series of payments to such Employee's Beneficiary, each such payment to be equal to the Employee's Death Benefit. The first such payment shall be made on the first day of the month following the Employee's death and the remaining payments shall be made on the first day of each succeeding month until One-Hundred Twenty (120) payments have been made. If the Employee's Beneficiary dies before all of the payments due to the Beneficiary have been made, then any remaining payments shall be made to the personal representative of the Beneficiary's estate.

2.4 If, at the death of the Employee, there is no properly designated living Beneficiary, or, if the Beneficiary is an entity and such entity is not then in existence, then any payments due under this Plan shall be made to the Employee's estate.

3.       RIGHTS AND DUTIES OF EMPLOYEES

3.1 The Employee or any other person shall not have any interest in any fund or in any specific asset or assets of the Corporation by reason of this Plan, or for any other reason, or have any right to receive any distributions under the Plan except as and to the extent expressly provided under the Plan. The Employee is a general creditor of the Corporation.

3.2 The Employee shall receive an updated copy of the Plan and shall receive copies of any amendments to the Plan within ten (10) days after their adoption.

3.3 No right of the Employee or any Beneficiary to receive payment hereunder shall be subject to alienation, transfer, sale, assignment, pledge, attachment, garnishment or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such payments whether presently or hereafter payable shall be void. No payment under this Plan shall be subject to debts or liabilities of the Employee or Beneficiary.

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3.4      Every person receiving or claiming payments under the Plan shall be presumed to be mentally competent until the date on which the Corporation receives a written notice in a form and manner acceptable to the Corporation that such person is incompetent and that a guardian, conservator or other person legally vested with the interest of his or her estate has been appointed. If a guardian or conservator of the estate of any person receiving or claiming payments under the Plan is appointed, payments under this Plan may be made to such guardian or conservator provided that the proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Corporation. Any payments so made shall be a discharge of any liability of the Corporation for such payments.

3.5 Each person entitled to receive a payment under this Plan, whether the Employee, Beneficiary, a guardian or otherwise, shall provide the Corporation with such information it may from time to time deem necessary or in its best interest in administering the Plan. Any such person shall also furnish the Corporation with such documents, evidence, data or other information as the Corporation may from time to time deem necessary or advisable.

4.       DUTIES OF THE PLAN ADMINISTRATOR

4.1      The Plan shall be administered by the Plan Administrator.

4.2 The Plan Administrator may from time to time establish rules and regulations for the administration of the Plan and adopt standard forms for such matters as elections, beneficiary designations and applications for benefits, provided such rules and forms are not inconsistent with the provisions of the Plan.

4.3 All determinations of the Plan Administrator shall be binding on all parties. In construing or applying the provisions of the Plan, the Corporation shall have the right to rely upon a written opinion of legal counsel, which may be independent legal counsel or legal counsel regularly employed by the Corporation, whether or not any question or dispute has arisen as to any distribution from the Plan.

4.4 The Plan Administrator shall be responsible for maintaining books and records for the Plan.

5.       AMENDMENT OR TERMINATION

5.1 This Plan may be amended, modified, terminated or discontinued at any time, and from time to time only by the mutual written agreement of the Corporation and the Employee.

6.       NOT A CONTRACT OF EMPLOYMENT

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6.1      This Plan is not a contract of employment between the Employee and the
         Corporation. No provision of this Plan restricts the right of the Corporation to discharge the Employee, or restricts the right of the Employee to terminate the Employee's employment.


7.       CLAIMS PROCEDURE

7.1 If a benefit under this Plan is not paid to the Employee or Beneficiary and such person believes that he or she is entitled to receive it, a claim shall be made in writing to the Plan Administrator within sixty
         (60) days from the date payment was to be made. Such claim shall be reviewed by the Plan Administrator and the Corporation. If the claim is denied, in full or in part, the Plan Administrator shall provide written notice within ninety (90) days setting forth the specific reasons for denial. The notice shall include specific reference to the provisions of this Plan upon which the denial is based and any additional material or information necessary to perfect the claim, if any. Such written notice shall also indicate the steps to be taken if a review of the denial is desired.

         If the claim is denied and a review is desired, the claimant shall notify the Plan Administrator in writing within sixty (60) days. A claim shall be treated as denied if the Plan Administrator does not take action in the aforesaid ninety (90) day period. In requesting review, the claimant may review this Plan or any documents relating to it and submit any written issues and comments he or she may feel appropriate. In his or her sole discretion, the Plan Administrator shall then review the claim and provide a written decision within sixty
         (60) days. This decision likewise shall state the specific provisions of this Plan on which the decision is based.

         The Secretary of the Corporation is hereby designated as the named fiduciary and Plan Administrator of this Plan.

8.       Construction and Expense

8.1 Whenever the context so requires, words in the masculine include the feminine and words in the feminine include the masculine and the definition of any terms in the singular may include the plural.

8.2 All expenses of administering the Plan shall be paid by the Corporation unless the Plan provides to the contrary.

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8.3      The Plan shall be construed, administered and governed in all respects under the laws of the State of North Carolina.

9.       Covenant Not to Compete

9.1 In consideration of the Corporation's promises to pay the benefits hereunder, the Employee agrees that for the period specified in Section
         9.2 below he will not, directly or indirectly, Compete with the Corporation.

9.2      The restriction set forth in Section 9.1 will apply until the latter of
         (i) December 31, 2002, and (ii) the second anniversary of the termination of the Employee's employment with the Corporation.

9.3 For purposes of Section 9.1, the following terms shall have the meanings set forth below:

         (1)      The term "Compete" shall mean:

                  (1) securing deposits for any Financial Institution from any Person residing in the Territory;

                  (2) assisting (other than through the performance of ministerial or clerical duties) any Financial Institution in making loans to any Person residing in the Territory;

                  (3) inducing or attempting to induce any Person who was a Customer of the Corporation at the date of the Employee's termination of employment to change such Customer's depository and/or loan relationship from the Corporation to another Financial Institution;

                  (4) inducing or attempting to induce any employee of the Corporation to leave the employ of the Corporation for the purpose of joining a Financial Institution; or

                  (5) organizing, or assisting in the organization of, a new Financial Institution to have a "full service" banking office in the Territory.

         (2) The words "directly or indirectly" as they modify the word Compete shall mean:

                  (1) acting as a consultant, officer, director, independent contractor, or employee of any Financial Institution in Competition (as

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                           defined in paragraph (A) above) with the Corporation
                           in the Territory; or

                  (2) communicating to such Financial Institution the names or addresses or any financial information concerning any Person who was a Customer of the Corporation at the date of the Employee's termination of Employment.

         (3) The term "Customer" shall mean any Person with whom the Corporation had a depository and/or loan relationship at the date of the Employee's termination of employment.

         (4) The term "Financial Institution" shall mean any federally insured depository institution or any Person engaged in the business of making loans of any type, soliciting deposits, or providing any other service or product that is provided by the Corporation or one of its affiliated corporations.

         (5) The term "Person" shall mean any individual or individuals, corporation, partnership, fiduciary or association.

         (6)      The term "Territory" shall mean Mecklenburg County, North
                  Carolina.

9.4 In the event that any provision of this Article 9 or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained herein) should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner as to make the provisions hereof, as modified, legal and enforceable to the fullest extent permitted under applicable law.

9.5 In the event of any alleged breach by Employee of the restrictions set forth in Section 9.1, the Corporation will give Employee written notice of such breach, and Employee will have 30 days after receipt of such notice to cease the activity alleged to be a violation of the restrictions. If the Employee fails to cease such activity, the Corporation may declare the Employee to be in breach of Section 9.1 and may terminate its obligations to pay benefits to the Employee hereunder provided, however, the Corporation shall not be permitted to terminate its obligations which would, in any manner, have the effect of reducing the Employee's Normal Retirement Benefit below the amount of his Early Retirement Benefit completed as of the date of the expiration of the 30 day period specified above. The termination of such obligations shall be the Corporation's sole remedy for such breach.

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         IN WITNESS WHEREOF, the parties hereto have executed this Plan effective as of the day and year first above written.

                                        "Corporation"

                                        PARK MERIDIAN BANK,
                                        a North Carolina banking association


Attest:                                 By: /s/ Henry A. Harkey  (SEAL)
                                           ----------------------------
                                           Henry A. Harkey, Chairman of
                                           Board of Directors
/s/ Bryan Kennedy, III
----------------------------
Assistant Secretary

[CORPORATE SEAL]


By executing this Plan I hereby accept the invitation to participate in the Plan. I acknowledge that I have read the Plan, understand its terms, understand that benefits will be paid pursuant to the Plan only under the specific circumstances described herein, understand that I am a general creditor of the Corporation and that I have no interest in specific assets owned by the Corporation.

                                        "the Employee"


                                        /s/ Kevin Kennelly    (SEAL)
                                        ----------------------------
                                        Kevin Kennelly

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                                  ATTACHMENT A

                             BENEFICIARY DESIGNATION


         For purposes of the Plan, I hereby designate the following Beneficiary:



                  Aleanne F. Kennelly




                                        /s/ Kevin Kennelly    (SEAL)
                                        ----------------------------
                                        Kevin Kennelly, Employee

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